UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On and effective April 18, 2008, Mark P. Carthy resigned as a member and Chairman of the Board of Directors of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”), as well as the Company’s Compensation Committee and Nominating Committee. Mr. Carthy has resigned to enable him to focus his efforts as Senior Partner at Orion Healthcare Equity Partners, which he co-founded in 2007. Mr. Carthy’s resignation is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On and effective April 18, 2008, George N. Hatsopoulos resigned as a member of the Board of Directors of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”). Mr. Hatsopoulos has resigned to enable him to focus his efforts as Chairman and Chief Executive Officer of Pharos, LLC. Mr. Hatsopoulos’ resignation is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The vacancies on the Board of Directors created by these resignations will not be filled at the current time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name: Timothy R. Surgenor
Title: President and Chief Executive Officer

Dated: April 21, 2008